For further information, contact: Hanover Capital Mortgage Holdings, Inc. John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO 732-593-1044	Exhibit 99.1
HANOVER CAPITAL MORTGAGE HOLDINGS
REPORTS 2008 FOURTH QUARTER AND YEAR END RESULTS
     Edison, New Jersey, April 1, 2009 — Hanover Capital Mortgage Holdings, Inc. (NYSE Amex: HCM) (the “Company” or “HCM”) reported net earnings (loss) for the quarter ended December 31, 2008 of $(2.77) million, or $(0.32) per share on a fully diluted basis, compared to $(37.7) million, or $(4.37) per share on a fully diluted basis, for the fourth quarter 2007. Net earnings (loss) for the year ended December 31, 2008 was $(15.1) million, or $(1.74) per share on a fully diluted basis, versus $(80.0) million, or $(9.68) per share on a fully diluted basis, for the year ended December 31, 2007. There was no estimated taxable income for REIT distribution purposes for the years ended December 31, 2008 and 2007. Accordingly, the Company did not declare a fourth quarter dividend.
The Company’s book value (deficit) per share declined to $(4.70) as of December 31, 2008 primarily attributable to the net loss of $(15.1) million for the year ended December 31, 2008.
For the year ended December 31, 2008, the Company had a net loss of $(15.1) million compared to a net loss of $(80.0) million for the previous year. This difference is primarily due to the significant impairments of the Subordinate MBS portfolio in 2007. The impairments taken in 2008 were offset by the gain realized on the surrender of the Company’s Subordinate MBS in settlement of the Repurchase Agreement obligation in August 2008. The remainder is attributable to the increase in the Company’s general operating deficit for the year ended December 31, 2008.
Significant changes in the Company’s financial position as of December 31, 2008, from December 31, 2007, are primarily related to the surrendering of the Subordinate MBS portfolio in August 2008, the reduction in the size of its Agency MBS portfolio and the debt related to the financing of those portfolio assets.
On September 30, 2008, the Company entered into an Agreement and Plan of Merger, with Walter Industries, Inc. (“Walter”) and JWH Holding Company, which was amended and restated on October 28, 2008 and was subsequently amended and restated on February 6, 2009, to, among other things, add Walter Investment Management LLC (“Spinco”), a newly-created, wholly-owned subsidiary of Walter, as an additional party to the transaction. On February 17, 2009, the merger agreement was further amended to address certain closing conditions and certain Federal income tax consequences of the spin-off and merger. Our board of directors unanimously approved the merger, on the terms and conditions set forth in the second amended and restated merger agreement, as amended. In connection with the merger, the Surviving Corporation will be renamed “Walter Investment Management Corporation.” The merger agreement contemplates that the merger will occur no later than June 30, 2009.
The Registration Statement of the Company on Form S-4, including the proxy statement/prospectus filed with the Securities and Exchange Commission relating to the pending merger of Spinco and the Company, has been declared effective by the Securities and Exchange Commission.
In addition, in connection with the Company’s pending merger, on September 30, 2008, the Company entered into an exchange agreement with Taberna Preferred Funding, Ltd. (“Taberna”) and an exchange agreement with Amster Trading Company and Ramat Securities, Ltd. (the “Amster Parties”) (which exchange agreements were amended on February 6, 2009), to acquire (and subsequently cancel) the outstanding trust preferred securities of HST-I, currently held by Taberna, and the trust preferred securities of HST-II, currently held by the Amster Parties.
In connection with the pending merger, the Company established a record date of February 17, 2009, and will hold a special meeting of stockholders on April 15, 2009 to approve the merger and certain other transactions described in the proxy statement/prospectus. Pending approval by the Company’s stockholders and the satisfaction of certain other conditions, the merger is expected to be completed in the second quarter 2009. No vote of Walter stockholders is required.
John A. Burchett, the Company’s President and CEO, commented, “We look forward to our April 15, 2009 special meeting and are optimistic that the Company’s shareholders will provide the requisite vote needed to approve of the pending merger with Spinco.”
HCM will host an investor conference call on Thursday, April 2, 2009 at 11:00 AM EST. The call will be broadcast over the Internet, at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at www.investorcalendar.com for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Monday, April 6, at 11:59 PM ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID #318449.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans.
For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Additional Information and Where to Find It
In connection with the proposed spin-off of the financing business of Walter Industries, Inc. through its wholly-owned subsidiary, Walter Investment Management LLC, and the proposed merger of Walter Investment Management LLC with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement with the SEC on Form S-4, as amended, containing a proxy statement/prospectus (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus has been mailed to stockholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet Web site (http://www.sec.gov). Copies of the proxy statement/prospectus and the other filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).
Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries’ directors and executive officers is available in Walter Industries’ proxy statement for its 2009 annual meeting of stockholders and Walter Industries’ 2008 Annual Report on Form 10-K, which were filed with the SEC on March 10, 2009, and February 27, 2009, respectively, and information regarding Hanover’s directors and executive officers is available in Hanover’s proxy statement for its 2008 annual meeting of stockholders and Hanover’s 2008 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and March 31, 2009, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover’s proxy statement/prospectus and other materials referred to in Hanover’s proxy statement/prospectus.
Safe Harbor Statement
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward- looking statements made by Walter Industries in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2008 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2008 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$501	$7,257
Accrued interest receivable	62	1,241
Mortgage Loans
Collateral for CMOs	4,778	6,182
Mortgage Securities
Trading ($2,577 and $30,045, pledged respectively, at period ended)	4,656	30,045
Available for sale (all pledged under a single Repurchase Agreement)	—	82,695
Other subordinate security, available for sale	1,585	1,477
Equity investments in unconsolidated affiliates	175	1,509
Other assets	647	4,782

	$12,404	$135,188

Liabilities
Repurchase Agreements (secured with Mortgage Securities)	$—	$108,854
Note Payable (collateralized with Mortgage Securities classified as trading)	2,300	—
Collateralized mortgage obligations (CMOs)	2,904	4,035
Accounts payable, accrued expenses and other liabilities	1,191	5,954
Obligation assumed under guarantee of lease in default by subtenant	831	—
Deferred interest payable on liability to subsidiary trusts	4,597	755
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239

	53,062	160,837

Commitments and Contingencies	—	—

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 90 million shares authorized, 8,654,562 and 8,658,562 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	86	86
Additional paid-in capital	102,981	102,939
Cumulative earnings (deficit)	(86,340)	(71,289)
Cumulative distributions	(57,385)	(57,385)

	(40,658)	(25,649)

	$12,404	$135,188

HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unadudited)
	Three Months Ended
	December 31,		Years Ended December 31,
	2008	2007	2008	2007	2006

Revenues
Interest income	$258	$5,509	$10,592	$24,823	$24,278
Interest expense	1,039	6,371	15,135	19,224	13,942

	(781)	(862)	(4,543)	5,599	10,336
Loan loss provision	—	—	—	—	—

Net interest income	(781)	(862)	(4,543)	5,599	10,336
Net gain realized on surrender of Subordinate MBS	—	—	40,929	—	—
Gain (loss) on sale of mortgage assets	25	—	485	(803)	834
Gain (loss) on mark to market of mortgage assets	90	(32,609)	(40,453)	(75,934)	148
(Loss) gain on freestanding derivatives	—	(469)	(98)	1,199	(2,344)
Technology	49	209	374	1,155	2,857
Loan brokering and advisory services	30	—	65	157	105
Other income (loss)	74	(1,161)	1,765	(1,542)	(77)

Total revenues	(513)	(34,892)	(1,476)	(70,169)	11,859

Expenses
Personnel	958	912	4,098	3,910	4,239
Legal and professional	699	729	2,513	2,097	2,777
Impairment of investments in unconsolidated affiliates	—	—	1,064	—	—
Lease obligation assumed from defaulting subtenant	—	—	993	—	—
General and administrative	220	229	1,289	1,505	1,183
Depreciation and amortization	17	155	1,045	616	708
Occupancy	79	82	327	315	315
Technology	11	113	159	526	1,109
Financing	—	257	896	815	415
Goodwill impairment	—	—	—	—	2,478
Other	301	387	1,306	880	689

Total expenses	2,285	2,864	13,690	10,664	13,913

Operating income (loss)	(2,798)	(37,756)	(15,166)	(80,833)	(2,054)
Equity in income of unconsolidated affiliates	30	28	115	110	110
Minority interest in loss of consolidated affiliate	—	—	—	—	(5)

Income (loss) from continuing operations before income tax provision	(2,768)	(37,728)	(15,051)	(80,723)	(1,939)
Income tax provision	—	—	—	—	12

Income (loss) from continuing operations	(2,768)	(37,728)	(15,051)	(80,723)	(1,951)

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain on sale and income tax provision	—	12	—	(611)	(917)
Gain on sale of discontinued operations	—	—	—	1,346	—
Income tax provision from discontinued operations	—	—	—	—	58

Income (loss) from discontinued operations	—	12	—	735	(975)

Net income (loss)	$(2,768)	$(37,716)	$(15,051)	$(79,988)	$(2,926)

Net Income (loss) per common share — Basic
Income (loss) from continuing operations	$(0.32)	$(4.37)	$(1.74)	$(9.77)	$(0.23)
Income (loss) from discontinued operations	—	—	—	0.09	(0.12)

Net income (loss) per common share — Basic	$(0.32)	$(4.37)	$(1.74)	$(9.68)	$(0.35)

Net Income (loss) per common share — Diluted
Income (loss) from continuing operations	$(0.32)	$(4.37)	$(1.74)	$(9.77)	$(0.23)
Income (loss) from discontinued operations	—	—	—	0.09	(0.12)

Net income (loss) per common share — Diluted	$(0.32)	$(4.37)	$(1.74)	$(9.68)	$(0.35)

.
Weighted average shares outstanding — Basic	8,636,162	8,629,362	8,634,363	8,265,194	8,358,433
Weighted average shares outstanding — Diluted	8,636,162	8,629,362	8,634,363	8,265,194	8,358,433